EXHIBIT 99.1

J.JILL, INC. ANNOUNCES SECOND QUARTER 2020 RESULTS

Quincy, MA – September 3, 2020 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the second quarter ended August 1, 2020.

James S. Scully, Interim Chief Executive Officer of J.Jill, Inc. stated, “During the second quarter we continued to navigate through the challenges presented from the COVID-19 pandemic. With the majority of our stores temporarily closed through the first half of the quarter, our teams focused on driving sales through our direct to consumer channel. We also continued to tightly manage expenses as well as our working capital needs. I am pleased with our disciplined approach to inventory management and believe we are taking the right actions to further strengthen our financial position. I am proud of all of our teams for their hard work and dedication to J.Jill, and we look forward to driving further progress as we move through the balance of the year and beyond.”

For the second quarter ended August 1, 2020:

•	The Company ended the second quarter of fiscal 2020 with $31.8 million in cash.
•	Inventory at the end of the second quarter of fiscal 2020 decreased to $64.2 million compared to $70.0 million at the end of the second quarter of fiscal 2019.
•	Total net sales for the thirteen weeks ended August 1, 2020 were $92.6 million compared to $180.7 million for the thirteen weeks ended August 3, 2019.
•	Direct to consumer net sales represented 71.6% of total net sales, compared to 42.6% in the second quarter of fiscal 2019.
•

Gross profit was $55.0 million compared to $105.3 million in the second quarter of fiscal 2019. Gross margin was 59.4% compared to 58.3% in the second quarter of fiscal 2019, which reflected the impact of actions taken in 2019 to clear excess inventory.

•

SG&A was $76.9 million compared to $102.6 million in the second quarter of fiscal 2019. SG&A as a percentage of total net sales was 83.0% compared to 56.8% in the second quarter of fiscal 2019. In the second quarter of fiscal 2020, SG&A included $6.9 million of non-recurring expense directly incurred in response to the COVID-19 pandemic and other legal and advisory costs offset by a benefit of $0.4 million related to an adjustment associated with the estimated costs of permanently closing certain retail locations, while in the second quarter of fiscal 2019, SG&A included non-recurring income of $0.7 million resulting from the benefit of insurance proceeds which was partially offset by restructuring costs.

•

Loss from operations was $21.0 million compared to a loss of $94.8 million in the second quarter of fiscal 2019. Loss from operations in the second quarter of fiscal 2020 included a benefit of $0.9 million, which represents a reduction of an impairment charge recorded in the first quarter and relates to an adjustment of the lease liability caused by permanently closing certain retail locations. The second quarter of fiscal 2019 included $97.5 million of impairment charges.

•

Adjusted Income from Operations*, excluding the non-recurring items and impairment entries incurred in both the second quarter of fiscal 2020 and 2019, was a loss of $15.4 million compared to income of $2.0 million in the second quarter of fiscal 2019.

•	Interest expense was $4.2 million compared to $5.0 million in the second quarter of fiscal 2019.
•	Income tax benefit was $6.7 million compared to a benefit of $3.1 million in the second quarter of fiscal 2019, and the effective tax rate was 26.6% compared to 3.1% in the second quarter of 2019.
•	Net loss was $18.5 million compared to a loss of $96.7 million in the second quarter of fiscal 2019.
•

Net loss per share was $0.41 compared to a loss of $2.21 in the second quarter of fiscal 2019, including the impact of non-recurring items. Excluding these impacts Adjusted Loss per Share* in the second quarter of fiscal 2020 was $0.31 compared to adjusted loss per share of $0.05 in the second quarter of fiscal 2019.

•	Adjusted EBITDA* for the second quarter of fiscal 2020 was a loss of $6.2 million, compared to income of $12.6 million in the second quarter of fiscal 2019.
•	The Company closed five stores in the second quarter of fiscal 2020 and ended the quarter with 281 stores.

For the twenty-six weeks ended August 1, 2020 :

•	Total net sales for the twenty-six weeks ended August 1, 2020 were $183.6 million compared to $357.2 million for the twenty-six weeks ended August 3, 2019.
•	Direct to consumer net sales represented 66.6% of total net sales compared to 42.3% in the twenty-six weeks ended August 3, 2019.
•	Gross profit was $105.2 million compared to $221.6 million in the twenty-six weeks ended August 3, 2019. Gross margin was 57.3% compared to 62.0% in the twenty-six weeks ended August 3, 2019.
•

SG&A was $164.8 million compared to $208.1 million in the twenty-six weeks ended August 3, 2019. In the twenty-six weeks ended August 1, 2020, SG&A included $9.1 million of expense directly incurred in response to the COVID-19 pandemic and other legal and advisory costs offset by a benefit of $0.4 million related to an adjustment to the estimated costs of permanently closing certain retail locations. In the twenty-six weeks ended August 3, 2019, SG&A included non-recurring income of $0.7 million resulting from the benefit of insurance proceeds which was partially offset by restructuring costs.

•

Loss from operations was $110.7 million compared to a loss of $84.0 million in the twenty-six weeks ended August 3, 2019. 2020 loss from operations included $51.1 million of impairment charges for goodwill and other intangible and long-lived assets compared to $97.5 million of impairment charges in fiscal 2019.

•

Adjusted Income from Operations*, excluding the non-recurring items and impairment entries incurred year-to-date in fiscal 2020 and 2019, was a loss of $50.9 million compared to income of $12.8 million in fiscal 2019.

•	Interest expense was $8.9 million compared to $10.0 million in the twenty-six weeks ended August 3, 2019.
•

Income tax benefit was $30.8 million compared to $1.6 million in the twenty-six weeks ended August 3, 2019, and the effective tax rate was 25.8% compared to 1.7% in the twenty-six weeks ended August 3, 2019.

•	Net loss was $88.8 million compared to a loss of $92.4 million in the twenty-six weeks ended August 3, 2019
•

Net loss per share was $1.99 compared to a net loss of $2.12 in the twenty-six weeks ended August 3, 2019, including the impact of one-time items. Excluding these impacts Adjusted Loss per Share* for the twenty-six weeks ended August 1, 2020 was $0.96 compared to adjusted income per share of $0.05 for the twenty-six weeks ended August 3, 2019.

•	Adjusted EBITDA* in the twenty-six weeks ended August 1, 2020 was a loss of $32.1 million compared to income of $34.1 million in the twenty-six weeks ended August 3, 2019.

* Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income” for more information.

Outlook

The impact of the COVID-19 pandemic and the pace at which there are new developments, locally and globally, has created a great deal of uncertainty. Consequently, the Company is not providing financial guidance at this time but continues to expect to end the year with approximately 275 stores, with the majority of additional closings completed early in the third quarter. The Company continues to expect total capital spend in fiscal 2020 to be approximately $5.0 million.

Recent Developments

Following the end of the Company’s fiscal first quarter, on June 15, 2020, the Company announced that it had fallen out of compliance with certain covenants set forth in its ABL and term loan credit facilities. Beginning on June 15, 2020, the Company entered into two Forbearance Agreements (the "Forbearance Agreements") with the lenders under its ABL and term loan credit facilities with respect to the aforementioned noncompliance. Subsequently, the Forbearance Agreements were extended with the latest extension through September 26, 2020.

On September 1, 2020, the Company announced it entered into a Transaction Support Agreement (“TSA”) with lenders holding greater than 70.0% of the Company’s term loans (“Consenting Lenders”) on the principal terms of a financial restructuring (“Transaction”) that would result in a waiver of any past non-compliance with the terms of the Company’s credit facilities and provide the company with additional liquidity.

Mark Webb, Chief Financial Officer of J.Jill, Inc. commented, “We are very pleased that we have reached an agreement with more than 70.0% of our lenders and a majority of our shareholders that we expect will strengthen our financial position and better enable us to move forward in driving long-term growth for J.Jill.”

If the Transaction is consented to by the requisite term loan lenders, the Transaction will be consummated on an out-of-court basis. The out-of-court Transaction would extend the maturity of certain participating debt by 2 years, through May 2024, enabling the Company to strengthen its balance sheet and better position itself for long-term growth. The Company is working actively with the Consenting Lenders to obtain the necessary consents. In the event that the Transaction does not receive the required consents, the parties to the TSA have agreed to a prepackaged plan of reorganization under Chapter 11 of the United States Code (the “In-Court Transaction”) the key terms of which have been negotiated, including additional financing during the Chapter 11 process. While the Company hopes to receive the required consents to execute the out-of-court Transaction, the Company anticipates that the In-Court Transaction would be a swift process in which all vendor claims would be unimpaired and paid in full, and from which the Company would emerge with a strong and healthy balance sheet.

Please refer to http://investors.jjill.com for these prior announcements as well as relevant filings.

About J.Jill, Inc.

J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, thoughtful and inspired style that reflects the confidence of remarkable women who live life with joy, passion and purpose. J.Jill offers a guiding customer experience through about 280 stores nationwide and a robust e-commerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•

Adjusted EBITDA, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, write-off of property and equipment, and other non-recurring expenses and one-time items. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results.

•

Adjusted Income (Loss) from Operations, which represents operating income (loss) plus other non-recurring expense and one-time items.  We present Adjusted Income (Loss) from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.

•

Adjusted Net Income (Loss), which represents net income (loss) plus other non-recurring expenses and one-time items. We present Adjusted Net Income (Loss) because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

•

Adjusted Diluted Earnings (Loss) per Share (“Adjusted Diluted EPS”) represents Adjusted Net Income (Loss) divided by the number of fully diluted shares outstanding. Adjusted Diluted EPS is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS should not be considered alternatives to, or substitutes for, net income (loss) or EPS, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS to net income (loss) and EPS, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA and Adjusted Net Income (Loss) as well as Reconciliation of GAAP Operating Income (Loss) to Adjusted Income (Loss) from Operations” and not rely solely on Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss), Adjusted Diluted EPS or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include statements under “Outlook” and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements, but are not limited to, the Company’s ability to consummate the Transaction, on the terms proposed or at all, including the Company’s ability to obtain requisite support of the Transaction from various stakeholders and to finalize the terms and documentation relating to the Transaction; the Company’s ability to comply with the terms of the TSA, including completing various stages of the restructuring within the dates specified therein; the effects of disruption from the proposed financial restructuring making it more difficult to maintain business, financing and operational relationships; the Company’s ability to achieve the potential benefits of the proposed financial restructuring; the impact of the COVID-19 epidemic and political unrest on the Company and the economy as a whole; the Company’s ability to adequately and effectively negotiate a long-term solution under its outstanding debt instruments; risks related to the Forbearance Agreements, including the duration of such agreements and the Company’s ability to meet its ongoing obligations under such agreements; the Company’s ability to take actions that are sufficient to eliminate the substantial doubt about its ability to continue as a going concern; the Company’s ability to develop a plan to regain compliance with the continued listing criteria of the NYSE; the NYSE’s acceptance of such plan; the Company’s ability to execute such plan and to continue to comply with applicable listing standards within the available cure period; risks arising from the potential suspension of trading of the Company’s common stock on the NYSE; Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 1, 2020. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	August 1, 2020	August 3, 2019
Net sales	$92,636	$180,744
Cost of goods sold	37,616	75,403
Gross profit	55,020	105,341
Selling, general and administrative expenses	76,864	102,634
Impairment of long-lived assets	(893)	2,064
Impairment of goodwill	—	88,428
Impairment of intangible assets	—	7,000
Operating loss	(20,951)	(94,785)
Interest expense	4,244	5,019
Loss before provision for income taxes	(25,195)	(99,804)
Income tax benefit	(6,714)	(3,069)
Net loss and total comprehensive loss	$(18,481)	$(96,735)
Net loss per common share attributable to common shareholders:
Basic	$(0.41)	$(2.21)
Diluted	$(0.41)	$(2.21)
Weighted average number of common shares outstanding:
Basic	44,767,154	43,793,348
Diluted	44,767,154	43,793,348

	For the Twenty-Six Weeks Ended
	August 1, 2020	August 3, 2019
Net sales	$183,605	$357,196
Cost of goods sold	78,420	135,599
Gross profit	105,185	221,597
Selling, general and administrative expenses	164,772	208,079
Impairment of long-lived assets	26,587	2,064
Impairment of goodwill	17,900	88,428
Impairment of intangible assets	6,620	7,000
Operating loss	(110,694)	(83,974)
Interest expense	8,887	10,026
Loss before provision for income taxes	(119,581)	(94,000)
Income tax benefit	(30,831)	(1,631)
Net loss and total comprehensive loss	$(88,750)	$(92,369)
Net loss per common share attributable to common shareholders:
Basic	$(1.99)	$(2.12)
Diluted	$(1.99)	$(2.12)
Weighted average number of common shares outstanding:
Basic	44,589,034	43,560,434
Diluted	44,589,034	43,560,434

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	August 1, 2020	February 1, 2020
Assets
Current assets:
Cash	$31,762	$21,527
Accounts receivable	4,165	6,568
Inventories, net	64,214	72,599
Prepaid expenses and other current assets	43,775	22,256
Total current assets	143,916	122,950
Property and equipment, net	89,647	107,645
Intangible assets, net	101,505	112,814
Goodwill	59,697	77,597
Operating lease assets, net	177,391	211,332
Other assets	2,174	1,650
Total assets	$574,330	$633,988
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$43,971	$43,053
Accrued expenses and other current liabilities	68,686	42,712
Current portion of long-term debt	233,352	2,799
Current portion of operating lease liabilities	34,520	33,875
Borrowings under revolving credit facility	31,800	—
Total current liabilities	412,329	122,439
Long-term debt, net of discount and current portion	—	231,200
Deferred income taxes	16,285	31,034
Operating lease liabilities, net of current portion	192,973	208,800
Other liabilities	1,787	1,950
Total liabilities	623,374	595,423
Commitments and contingencies
Shareholders’ Equity
Common stock, par value $0.01 per share; 250,000,000 shares authorized; 44,802,370 and 44,288,127 shares issued and outstanding at August 1, 2020 and February 1, 2020, respectively	448	443
Additional paid-in capital	126,212	125,076
Accumulated (deficit) earnings	(175,704)	(86,954)
Total shareholders’ equity	(49,044)	38,565
Total liabilities and shareholders’ equity	$574,330	$633,988

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	August 1, 2020	August 3, 2019
Net loss	$(18,481)	$(96,735)
Interest expense, net	4,244	5,019
Income tax benefit	(6,714)	(3,069)
Depreciation and amortization	8,277	9,396
Equity-based compensation expense (a)	615	1,214
Write-off of property and equipment (b)	244	8
Adjustment for costs to exit retail stores(c)	(402)	—
Impairment of goodwill and other intangible assets	—	95,428
Impairment of long-lived assets(d)	(893)	2,064
Other non-recurring expenses (e)	6,890	(740)
Adjusted EBITDA	$(6,220)	$12,585

	For the Twenty-Six Weeks Ended
	August 1, 2020	August 3, 2019

Net loss	$(88,750)	$(92,369)
Interest expense, net	8,887	10,026
Income tax benefit	(30,831)	(1,631)
Depreciation and amortization	17,313	18,848
Equity-based compensation expense (a)	1,291	2,416
Write-off of property and equipment (b)	256	14
Adjustment for costs to exit retail stores(c)	(402)	—
Impairment of goodwill and other intangible assets	24,520	95,428
Impairment of long-lived assets(d)	26,587	2,064
Other non-recurring expenses (e)	9,074	(740)
Adjusted EBITDA	$(32,055)	$34,056

(a)

Represents expenses associated with equity incentive instruments granted to our management. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grants.

(b)	Represents net gain or loss on the disposal of fixed assets.
(c)	Represents non-cash gains associated with exiting store leases earlier than anticipated
(d)

Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements. For the thirteen weeks          ended August 1, 2020, the Company recognized a benefit (or reversal of prior period impairment) caused by the adjustment of the operating lease liability related to stores that were permanently closed during the period.

(e)

Represents items management believes are not indicative of ongoing operating performance. For the twenty-six weeks ended August 1, 2020 these expenses are primarily composed of legal and advisory costs and incremental one-time costs related to the COVID-19 pandemic, including supplies and cleaning expenses as well as hazard pay and benefits. For the twenty-six weeks ended August 3, 2019 these expenses are primarily composed of a gain from insurance proceeds and restructuring costs.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	August 1, 2020	August 3, 2019
Operating loss	$(20,951)	$(94,785)
Adjustment for costs to exit retail stores(a)	(402)	—
Impairment of goodwill and other intangible assets	—	95,428
Impairment of long-lived assets(b)	(893)	2,064
Other non-recurring expenses (c)	6,890	(740)
Adjusted (Loss) Income from Operations	$(15,356)	$1,967

	For the Twenty-Six Weeks Ended
	August 1, 2020	August 3, 2019
Operating (loss) income	$(110,694)	$(83,974)
Adjustment for costs to exit retail stores(a)	(402)	—
Impairment of goodwill and other intangible assets	24,520	95,428
Impairment of long-lived assets(b)	26,587	2,064
Other non-recurring expenses(c)	9,074	(740)
Adjusted (Loss) Income from Operations	$(50,915)	$12,778

(a)	Represents non-cash gains associated with exiting store leases earlier than anticipated.

(b)     Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements. For the thirteen weeks          ended August 1, 2020, the Company recognized a benefit (or reversal of prior period impairment) caused by the adjustment of the operating lease liability related to stores that were permanently closed during the period.

(c)

Represents items management believes are not indicative of ongoing operating performance. For the twenty-six weeks ended August 1, 2020 these expenses are primarily composed of legal and advisory costs and incremental one-time costs related to the COVID-19 pandemic, including supplies and cleaning expenses as well as hazard pay and benefits. For the twenty-six weeks ended August 3, 2019 these expenses are primarily composed of a gain from insurance proceeds and restructuring costs.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	August 1, 2020	August 3, 2019
Net loss and total comprehensive loss	$(18,481)	$(96,735)
Add: Income tax benefit	(6,714)	(3,069)
Loss before benefit for income taxes	(25,195)	(99,804)
Add: Adjustment for costs to exit retail stores (a)	(402)	—
Add: Impairment of goodwill and other intangible assets	—	95,428
Add: Impairment of long-lived assets(b)	(893)	2,064
Add: Other non-recurring expenses(c)	6,890	(740)
Adjusted loss before benefit for income taxes	(19,600)	(3,052)
Less: Adjusted tax benefit(d)	(5,586)	(824)
Adjusted net loss	$(14,014)	$(2,228)
Adjusted net loss per common share attributable to common shareholders:
Basic	$(0.31)	$(0.05)
Diluted	$(0.31)	$(0.05)
Weighted average number of common shares outstanding:
Basic	44,767,154	43,793,348
Diluted	44,767,154	43,793,348

	For the Twenty-Six Weeks Ended
	August 1, 2020	August 3, 2019
Net loss and total comprehensive loss	$(88,750)	$(92,369)
Add: Income tax benefit	(30,831)	(1,631)
Loss before benefit for income taxes	(119,581)	(94,000)
Add: Adjustment for costs to exit retail stores (a)	(402)	—
Add: Impairment of goodwill and indefinite-lived intangible assets	24,520	95,428
Add: Impairment of long-lived assets(b)	26,587	2,064
Add: Other non-recurring expenses(c)	9,074	(740)
Adjusted (loss) income before (benefit) provision for income taxes	(59,802)	2,752
Less: Adjusted tax (benefit) provision(d)	(17,044)	743
Adjusted net (loss) income	$(42,758)	$2,009
Adjusted net (loss) income per common share attributable to common shareholders:
Basic	$(0.96)	$0.05
Diluted	$(0.96)	$0.05
Weighted average number of common shares outstanding:
Basic	44,589,034	43,560,434
Diluted	44,589,034	43,560,434

(a)	Represents non-cash gains associated with exiting store leases earlier than anticipated.

(b)       Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements. For the thirteen weeks ended August 1, 2020, the Company recognized a benefit (or reversal of prior period impairment) related to stores that were permanently closed during the period.

(c)

Represents items management believes are not indicative of ongoing operating performance. For the twenty-six weeks ended August 1, 2020 these expenses are primarily composed of legal and advisory costs and incremental one-time costs related to the COVID-19 pandemic, including supplies and cleaning expenses as well as hazard pay and benefits. For the twenty-six weeks ended August 3, 2019 these expenses are primarily composed of a gain from insurance proceeds and restructuring costs.

(d)

The adjusted tax (benefit) provision for adjusted net (loss) income is estimated by applying a rate of 28.5% for fiscal 2020 and 27% for fiscal 2019, to the adjusted (loss) income before (benefit) provision for income taxes.

Contacts:

Investor Contacts:

Caitlin Churchill/Joseph Teklits

ICR, Inc.

investors@jjill.com

203-682-8200

Media Contact:

Chris Gayton

J.Jill, Inc.

media@jjill.com

617-689-7916